Exhibit 10.2

JOINDER AND REAFFIRMATION AGREEMENT

JOINDER AND REAFFIRMATION AGREEMENT, dated as of October 2, 2017 (this “Agreement”), among IAC/InterActiveCorp, a Delaware corporation (the “Existing Borrower”), IAC Group, LLC, a Delaware limited liability company (the “Successor Borrower”), each of the subsidiaries of the Borrower set forth on Schedule 1 hereto (the “Reaffirming Parties”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below and as collateral agent (the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of December 21, 2012, as amended and restated as of October 7, 2015, as amended as of December 14, 2016 and as further amended as of September 25, 2017 (as may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Existing Borrower, the Lenders, the Administrative Agent and the other parties thereto;

WHEREAS, pursuant to the Contribution and Assignment and Assumption Agreement, dated as of the date hereof, between the Existing Borrower and the Successor Borrower and attached as Exhibit A hereto, the Existing Borrower has contributed to the Successor Borrower the assets set forth therein, including the equity interests in all or substantially all of the Existing Borrower’s direct subsidiaries (except IAC FinanceCo, Inc.), cash, and certain intercompany receivables (the “Contribution”);

WHEREAS, Section 6.03(vii) of the Credit Agreement expressly permits the Contribution as the Permitted Borrower Transfer, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to Section 6.03(vii) of the Credit Agreement, in connection with the Contribution, the Successor Borrower is required to expressly assume all the obligations of the Existing Borrower under the Credit Agreement and the Loan Documents to which the Existing Borrower is a party, and the Successor Borrower will succeed to, and be substituted for, and may exercise every right and power of, the Existing Borrower under the Loan Documents; and

WHEREAS, pursuant to Section 6.03(vii)(B) of the Credit Agreement, in connection with the Contribution, each Loan Party is required to reaffirm all of its obligations under the Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.                                      Assumption and Joinder of Agreements and Obligations.  Effective as of the Effective Date (as defined below), the Successor Borrower hereby becomes a party to the Credit Agreement, the Pledge Agreement and each other Loan Document to which the Existing Borrower is a party and expressly assumes, confirms and agrees to perform and observe all of the  obligations (including, without limitation, all obligations in respect of the Loans), covenants, agreements, terms, conditions, duties and liabilities of the “Borrower” and a “Pledgor” (as applicable) thereunder and with respect thereto, with the same force and effect as if originally named therein as the “Borrower” or a “Pledgor” (as applicable).  Without limiting the generality of the foregoing, the Successor Borrower (i) hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all Collateral owned by it to secure the Obligations and (ii) hereby agrees to take all actions required under the Pledge Agreement to perfect the Liens on the Collateral owned by the Successor Borrower.  The information set forth in Schedule 2 hereto is hereby added to the information set forth in the Schedules to the Pledge Agreement.

3.                                      Release of Existing Borrower.  The Existing Borrower is hereby released from the obligation to pay the principal of and interest on the Loans and all of the Existing Borrower’s other obligations and covenants under the Credit Agreement, the Pledge Agreement, and the other Loan Documents.

4.                                      Representations and Warranties.  The Successor Borrower represents and warrants to each of the Lenders that as of the Effective Date:

(a)              The Successor Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)              This Agreement has been duly authorized by all necessary corporate or other organizational action by the Successor Borrower.  This Agreement has been duly executed and delivered by the Successor Borrower.

(c)               This Agreement, the Credit Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of the Successor Borrower, enforceable against the Successor Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)              After giving effect to the Contribution and this Agreement, to the extent required pursuant to the terms of the Collateral Documents and the Credit Agreement, the Collateral owned by the Successor Borrower will be subject to a Lien in favor of the Collateral Agent.

(e)               The Contribution has occurred or will occur substantially concurrently with the delivery of this Agreement.

(f)                The Successor Borrower is in compliance with Section 6.10 of the Credit Agreement on a pro forma basis after giving effect to the Contribution and this Agreement.

(g)               After giving effect to the Contribution and this Agreement, no Default or Event of Default has occurred and is continuing.

(h)              After giving effect to the Contribution and this Agreement, the representations and warranties of each Loan Party set forth in the Credit Agreement and the Pledge Agreement are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the Effective Date, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date.

(i)                  After giving effect to the Contribution and this Agreement, the Successor Borrower is in compliance with Section 6.05 of the Credit Agreement, having deemed any assets of the Existing Borrower that were not transferred to the Successor Borrower in the Contribution to be a Restricted Payment by the Successor Borrower.

(j)                 The Contribution complies with the Credit Agreement.

5.                                      Effectiveness.  This Agreement shall become effective on the date (such date, if any, the “Effective Date”) that the following conditions have been satisfied:

(a)              the Administrative Agent shall have received a counterpart of this Agreement executed by the Borrower, the Successor Borrower and each of the other Loan Parties;

(b)              the Administrative Agent shall have received a certificate of the Successor Borrower substantially in the form of Exhibit E to the Credit Agreement, including all annexes, exhibits and other attachments thereto;

(c)               the Administrative Agent shall have received an opinion of counsel covering such matters, and in a form, substantially the same as previously provided to the Administrative Agent under Section 4.03(b) to the extent applicable; and

(d)              the Borrower shall have provided any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the Act.

6.                                      Covenant to Deliver Share Certificates.  With respect to any stock certificates for which (i) the Existing Borrower is listed as the record owner and (ii) ownership has been transferred to the Successor Borrower in the Contribution (the “IAC Share Certificates”), on or prior to the latest of (a) the date that is 30 days after the date of this Agreement , (b) solely in the case of the IAC Share Certificates that are stock certificates of an entity with publicly traded shares, the date that is 30 days after the return by the Collateral Agent of the IAC Share Certificates that are stock certificates of such entity with publicly traded shares and (c) such longer period as the Collateral Agent may agree in its reasonable discretion, the Successor Borrower will cause the issuance of new share certificates listing the Successor Borrower as the record owner of the Pledged Stock (as such term is defined in the Pledge Agreement) represented by such IAC Share Certificates and deliver such new certificates and executed instruments of transfer or assignment in blank to the Collateral Agent in exchange for the IAC Share Certificates held by the Collateral Agent.

7.                                      Amendment to Loan Documents.   All references to the “Borrower” in the Credit Agreement, the Pledge Agreement, the Subsidiary Guarantee, and any of the other Loan Documents shall be deemed to refer to the Successor Borrower, and are hereby amended to give effect to the terms of this Agreement, but only to the extent, necessary to give effect to the terms of this Agreement.  Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  This Agreement shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement after giving effect to this Agreement.

8.                                      Reaffirmation of Loan Documents.  Each Reaffirming Party hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated hereby.  Each Reaffirming Party hereby (a) affirms and confirms its guarantees and other commitments under the Subsidiary Guarantee, as amended hereby, and (b) agrees that the Subsidiary Guarantee, as amended hereby, is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations after giving effect to this Agreement. The Successor Borrower and each Reaffirming Party hereby (a) affirms and confirms its pledges, grants and other commitments under the Pledge Agreement, as amended hereby, and (b) agrees that the Pledge Agreement is in full force and effect after giving effect to this Agreement and shall accrue to the benefit of the Secured Parties to secure the Obligations after giving effect to this Agreement. This Agreement is not intended to constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect prior to the Effective Date.

9.                                      Governing Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the law of the State of New York.  The Borrower and each other Loan Party hereby agrees that this Agreement is a Loan Document governed by Sections 9.10 and 9.11 of the Credit Agreement relating to waiver of jury trial, jurisdiction, consent to service of process and the other matters covered therein.

10.                               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

11.                               Section Headings.  The section headings in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

12.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.                               Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[The Remainder of This Page is Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first set forth above.

IAC/INTERACTIVECORP

By:	/s/ Nick Stoumpas
Name:	Nick Stoumpas
Title:	Senior Vice President and Treasurer

IAC GROUP, LLC

By:	/s/ Nick Stoumpas
Name:	Nick Stoumpas
Title:	Senior Vice President and Treasurer

[Signature Page to Joinder and Reaffirmation Agreement]

ABOUT, INC.
APN, LLC
CITYGRID MEDIA, LLC
CONSUMERSEARCH, INC.
DAILY BURN HOLDINGS, LLC (f/k/a MATCH GROUP, LLC)
DICTIONARY.COM, LLC
HOMEADVISOR, INC.
HTRF VENTURES, LLC
IAC APPLICATIONS, LLC
IAC FALCON HOLDINGS, LLC
IAC PUBLISHING, LLC
IAC SEARCH & MEDIA BRANDS, INC.
IAC SEARCH & MEDIA, INC.
IAC SEARCH, LLC
INTERACTIVECORP FILMS, LLC
INVESTOPEDIA LLC
MINDSPARK INTERACTIVE NETWORK, INC.

By:	/s/ Nick Stoumpas
Name:	Nick Stoumpas
Title:	Authorized Person

[Signature Page to Joinder and Reaffirmation Agreement]

Acknowledged and Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Davide Migliarde
	Name:	Davide Migliarde
	Title:	Vice President

[Signature Page to Joinder and Reaffirmation Agreement]

Schedule 1

[On file with the Administrative Agent]

Schedule 2

[On file with the Administrative Agent]

Exhibit A

Contribution and Assignment and Assumption Agreement

[See attached.]

CONTRIBUTION AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This CONTRIBUTION AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of October 2, 2017, by and between IAC/InterActiveCorp, a Delaware corporation (“Contributor”) and IAC Group, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, Contributor is the owner of all of the issued and outstanding membership interests of the Company;

WHEREAS, Contributor is the owner of (i) the capital stock, units or other equity interests, as applicable, in its direct subsidiaries, as set forth and described on Schedule A hereto and (ii) intercompany receivables from certain direct and indirect subsidiaries, and the related intercompany notes, as set forth and described on Schedule B hereto (collectively, the “Contributed Assets”);

WHEREAS, Contributor is the obligor on certain intercompany payables owed to certain direct and indirect subsidiaries, and the related intercompany notes, as set forth and described on Schedule B hereto (collectively, the “Assigned Liabilities”);

WHEREAS, Contributor and the Company desire to enter into this Agreement pursuant to which Contributor shall contribute to the Company the Contributed Assets and assign to the Company the Assigned Liabilities; and

WHEREAS, the Company wishes to accept such contribution and to assume the Assigned Liabilities.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Contribution and Assignment.   Contributor hereby contributes and assigns to the Company, effective as of the Effective Time (as defined below), all of Contributor’s right, title, and interest in and to the Contributed Assets (the “Contribution”) and Contributor hereby assigns to the Company all Assigned Liabilities (the “Assignment”).  As a result of the Contribution, (i) each intercompany note that is a Contributed Asset shall, from and after the effective date, be payable to the Company, and each such note shall be deemed to be a note between the Company and the applicable subsidiary to which the receivable relates and (ii) each intercompany note that is an Assigned Liability shall, from and after the effective date, be payable by the Company, and each such note shall be deemed to be a note between the Company and the applicable subsidiary to which the payable relates.  Notwithstanding foregoing, the shares of capital stock of the Bermuda entity identified on Schedule A shall only become effective following receipt of consent of the Bermuda Monetary Authority, and Contributor will promptly make the required filing seeking such consent.

2.                                      Acceptance and Assumption by the Company.  The Company acknowledges and accepts the Contribution and the Assignment and the receipt of the Contributed Assets and Assigned Liabilities from Contributor, effective as of the Effective Time, and will record the Contribution and the Assignment on the books and records of the Company. The Company hereby assumes, accepts liability for, and agrees to pay, perform and discharge as they become due, effective as of the Effective Time, all of the liabilities of the Contributor relating to the Contributed Assets and all Assigned Liabilities.

3.                                      Further Actions.  Each of the parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as any other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

4.                                      Effective Time.  The transactions contemplated hereby shall be effective immediately following the satisfaction and discharge of that certain Indenture, dated as of November 15, 2013, by and among the Contributor, as issuer, the guarantors named therein and Computershare Trust Company, N.A., as trustee, relating to the Contributor’s 4.875% Senior Notes due 2018 (the “Effective Time”), subject to the second sentence of Section 1 above.

5.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would apply the laws of another jurisdiction.

6.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.

[The signature page follows.]

2

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

IAC/InterActiveCorp

By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	EVP, General Counsel and Secretary

IAC Group, LLC

By:	/s/ Joanne Hawkins
	Name:	Joanne Hawkins
	Title:	Sr. Vice President, Deputy General Counsel and
Assistant Secretary

[Signature page to Contribution Agreement]

Schedule A

[On file with the Administrative Agent]

4

Schedule B

[On file with the Administrative Agent]

5